POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that I, Richard Scott Ouellet, hereby constitute and appoint Tracy D. Wojcik and Allen Arroyo with full power to act as my true and lawful attorneys-in-fact, with full power of substitution, to:

1) execute for and on my behalf, in my capacity as an officer and/or director and/or beneficial owner of Rocky Mountain Chocolate Factory, Inc. and its affiliates (the Company) the Form ID Application, Update Passphrase,
Consent of Reporting Person and Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form ID Application, Update Passphrase and Consent of Reporting Person and
Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file each such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

I hereby grant to the attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or their substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

   This power of attorney shall remain in full force and effect until revoked by me in a signed writing delivered to the attorneys-in-fact.

   IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 15th day of August, 2023.

/s/Richard Scott Ouellet
Richard Scott Ouellet